                              SHOPPING CENTER LEASE

THIS LEASE, Made and entered into this 8th day of August, A.D. 1995 between SKUNK CREEK INVESTORS, hereinafter called the "Landlord," and WILD OATS MARKETS, INC., hereinafter called the "Tenant,"

    WITNESSETH:

    Premises: That, in consideration of the payment of the rent hereinafter provided and the keeping and performance of each of the covenants and agreements of Tenant hereinafter set forth, Landlord does hereby lease unto Tenant the following described premises (herein referred to as the "demised premises"), located in the Basemar Shopping Center (herein referred to as the "Shopping Center"), situate in the City of Boulder and the County of Boulder, in the State of Colorado, to-wit:

Space of approximately 21,539 square feet located in Basemar Shopping Center, more commonly known and numbered as 2584- 2590-2592-2598 Baseline Road, and 645-649 27th Street, Boulder, Colorado 80303, as shown on attached Exhibit "C".

    Unit 2584                                      = 7,311 square feet;
    Unit 2594                                      = 1,315 square feet;
    Units 2590 - 2592                              = 3,251 square feet;
    Unit 2598                                      = 2,504 square feet;
    Units 645 - 649 27th Street                    = 4,827 square feet;
    Mezzanine                                      = 2,331 square feet.

      1. TERM: To have and to hold the same with all the appurtenances unto Tenant from twelve o'clock noon on the 1st day of April A.D. 1997, to twelve o'clock noon on the 1st day of April A.D. 2012.

      2. MINIMUM RENT: Tenant shall pay Landlord a minimum rental for the full term aforesaid of (See Rider, Paragraph 1) payable in monthly installments of (See Rider, Paragraph 1), in advance, on or before twelve o'clock noon on the first day in each calendar month during the said term at the office of Rose Realty & Management Co., Agent, or at such other place as Landlord may designate from time to time in writing. In the event that rent due under this Lease shall commence on any day other than the first day of a calendar month, then the rental payments shall be adjusted to the first day of the first full month at the beginning of the term of this Lease.

      3. SECURITY DEPOSIT: (Omitted)

      4. PERCENTAGE RENT: (Partially Omitted)

      Late Charge: The Landlord may make a collection service charge in the minimum amount of Twenty-five and no/100 Dollars ($25.00) or Three per cent (3%) monthly, whichever is greater, of any rent installment, or other payment provided herein which is delinquent 10 days or more. Tenant shall also pay a $25.00 charge for any check written to Landlord that is returned due to insufficient funds. In the event a check from Tenant is returned for insufficient funds, Landlord may thereafter require that payments shall be made in cash or certified funds.

      5. ADDITIONAL RENT: Tenant shall pay as additional rent any money or other charges required to be paid by the Tenant under this Lease, whether or not the same is designated "additional rent."

      (Remainder of section omitted)

      6. WARRANTY OF TITLE: Landlord warrants that he is well seized of the premises herein demised and has a full and legal right to execute this Lease in the form and manner hereinabove set forth.

      7. LANDLORD NOT A PARTNER: Nothing herein contained shall be deemed, held or construed as creating Landlord as a partner, agent, associate of, or in a joint venture with Tenant in the conduct of the business, nor as rendering Landlord liable for any debts, liabilities or obligations incurred by Tenant in the conduct of said business, it being expressly understood and agreed that the relationship between the parties hereto is and shall at all times remain that of Landlord and Tenant.

      8. REPAIRS: Landlord shall make at Landlord's sole expense, all necessary repairs to the roof, to the structural portion of the building, and to the exterior walls of the demised premises (excluding windows, doors and window and door hardware), except where such repairs are made necessary by an act or acts of Tenant, or by Tenant's negligence, its agents, employees, licensees or any party working at or under the Tenant's direction. The Landlord shall not be responsible to make any plumbing, electrical or mechanical repairs or replacement or other improvements or repairs of any kind whatsoever the demised premises, except as to those which are specifically set forth in the Lease.

      9. REPLACEMENT OF BUILDING: Landlord shall keep the building of which the demised premises are a part insured against loss or damage by fire. If the demised premises are damaged or destroyed by fire at any time after the date of this Lease, or if, after such date, said premises are damaged or destroyed through any cause not directly attributable to the negligence of Tenant, Landlord shall proceed with due diligence to repair or restore the same to the same condition as existed before such damage or destruction, and as soon as possible thereafter will give possession to the Tenant of the premises herein demised without diminution or change of location. Provided, however, that in case of total destruction of the demised improvements by fire, or in case the improvements are so badly damaged that, in the opinion of the Landlord, it is not feasible to repair or rebuild the same, then, and in that event, Landlord shall have the right to terminate this Lease instead of rebuilding the improvements; provided, however, that Landlord shall give Tenant written notice of Landlord's intention to terminate, said notice to be served not later than thirty (30) days ofter the occurrence of the damage to the property. If, because of fire or other casualty, the premises are rendered temporarily untenantable, minimum rent shall cease until the premises are restored to their former condition. It is further agreed, however, that the replacement or repair of any portion of the demised premises damaged in connection with any burglary or other forcible entry into the premises or damage directly attributable to the negligence of the Tenant, other than damage caused by fire, shall be at the sole expense of Tenant.

      10. TENANT'S OBLIGATIONS: Tenant agrees: to pay the rent for said premises as hereinabove provided promptly when due and payable; to pay all charges for water, sewer charges, and for heating, air conditioning and lighting said premises; to repair and maintain all the improvements upon said premises as needed, including all sewer lines, hot water heaters, plumbing, plumbing fixtures, heating and air-conditionaing appliances and ducting, electrical equipment and systems, glass, screens, doors and door hardware, window and door frames, windows and floor covering at the expense of said Tenant; to hold Landlord harmless and free of any liability resulting from any personal injury or property damage which may result from any failure by plumbing, sewers, water damage from any source whatsoever, provided the same has not been caused by Landlord's negligence in failure to make repairs to any basic structural portion of the building; to pay the cost of any replacement or repair of any portion of the demised premises damaged in connection with any burglary or forcible entry into the premises; to order no repairs or improvements to the demised premises at the expense of Landlord, and, at the expiration of this Lease, to surrender and deliver up said premises in as good order and condition as when the same were entered upon, loss by fire, inevitable accident or ordinary wear and tear excepted; to use said premises for no purpose prohibited by the laws of the United States, the State of Colorado, and applicable ordinances or regulations now in force or hereafter enacted, and for no improper or questionable purpose whatsoever; to maintain no coin-operated devices outside the leased premises; to keep the sidewalks in front of and around said premises free from ice and snow and free from all litter, dirt, debris, and obstructions; to keep said premises clean and in the sanitary condition required by the laws of the State of Colorado, and all applicable ordinances or regulations; to neither permit nor suffer any disorderly conduct, noise, odors, or nuisance whatsoever about said premises having a tendency to annoy or disturb any persons occupying adjacent premises; to keep no animals on the premises nor use the premises for living quarters; to neither hold nor attempt to hold the Landlord lable for any injury or damage either proximate or remote occurring through or caused by any repairs, alterations, injury or accident to the above demised premises, to adjacent premises or other parts of the above premises not herein demised, or by reason of the negligence or default of the owners or occupants thereof or any other person, nor liable for any injury or damage occasioned by defective electric wiring, or the breaking or stoppage of plumbing resulting from freezing or otherwise unless said injury or damage results from the negligence of the Landlord; to neither permit nor suffer said premises, or the walls or floors thereof to be endangered by overloading; to permit the Landlord to place a "For Rent" sign upon said premises at any time thirty (30) days before the end of this Lease; to permit Landlord at any reasonable hour of the day, to enter into or upon and go through and view said premises; to surrender and deliver up the possission of said premises promptly at the termination or expiration of this Lease.

      11. USE OF PREMISES: Tenant shall operate and maintain in said demised premises for the term of this Lease, a business which is primarily a grocery store and maket in Units 2584 through 2598 and secondarily a bakery and commissary for preparation of delicatessen foods, and general warehouse area and meeting room area in Units 645-649 27th Street. Which shall include the sale and offering for sale of all of the goods, wares and merchandise and the performance of such services as are usually incident to said business, but to refrain from the sale of merchandise not usually incident to said business. The operation of any other business on the demised premises is expressly prohibited. Tenant shall not place on the premises, under any circumstances, any pinball machine, slot machine, electric game or amusement device, pool table, or other recreation of entertainment device for use by persons on the demised premises. Tenant shall keep said store open for business during normal business hours of all business days applicable to such business. Nothing in the lease shall be construed as granting Tenant an exclusive right to the sale of any merchandise or service, except as follows: during the term of this Lease or any extensions thereof, Landlord agrees not to lease space in Basemar Shopping Center to any business whose primary product would be directly competitive with Tenant's sale of fresh produce and groceries, health foods, and vitamins. See Rider, Paragraph 4.

      Continued Use: Tenant agrees to, and it is the essence of this Lease that the Tenant shall continueously and uninterruptedly during the term of this Lease occupy and use the premises for the purpose hereinabove specified except while the premises are untenantable by reason of fire or unavoidable casualty.

      12. FIXTURES: It is agreed that the Tenant will use only first class fixtures and equipment in the demised premises. Reconditioned fixtures are acceptable to Landlord.

      13. ALTERATIONS: Tenant shall make no alterations, changes, additions or improvements costing more than $3,000.00 to the premises without the Landlord's prior written consent. No such alteration, change, addition of improvement, when consented to by the Landlord, shall be done so as to lessen or materially or disadvantageously affect the value of the premises or the shopping complex of which the premises are a part. (Remainder of section omitted)

      14. SIGNS: Tenant shall not erect or install any exterior or interior window (See Rider, Paragraph 5) or door signs or advertising media or window or door lettering or placards without previous written consent of Landlord.
Tenant agrees to install not later than thirty (30) days after occupancy, an exterior sign, attached to the canopy fascia, or other approved location on the demised premises. All exterior signs shall be electrically illuminated and shall be installed and used only after the written approval of Landlord.
Tenant shall maintain such sign, decoration, lettering, advertising matter or other thing as may be approved in good condition and repair at all times. Tenant agrees not to use any advertising media that shall be deemed objectionable to Landlord or to the other tenants, such as loud speakers, phonographs, or radio broadcasts in a manner to be heard outside the demised premises.

      15. PARKING CARS: Throughout the term of this Lease, Landlord shall provide a reasonable hard-surfaced area for off-street parking for use of customers of Tenant in common with customers of occupants of other portions of the Shopping Center. Tenant shall park all vehicles of whatever type used by Tenant in the carrying on of the Tenant's business in only those areas which are designated by Landlord from time to time for this purpose. Tenant accepts the responsibility of seeing that Tenant's employees park any and all vehicles brought to the Shopping Center by them in only those areas designated by Landlord for this purpose during all times when the employee is on duty in Tenant's business. Tenant shall, within five (5) days after receipt or written notice form Landlord, furnish Landlord the automobile license numbers of his car and of the cars assigned or belonging to his employees.

      16. RECEIVING AND DELIVERY: Tenant agrees that all receiving and delivery of goods and merchandise and all removal or garbage and refuse, shall be made only by way of the rear store door to other service door provided by Landlord. In the event that the demised premises has no such door, then these matters shall be handled in a manner satisfactory to Landlord.

      17. COMMON AREA MAINTENANCE: Tenant agrees to participate in the expense of services required in connection with the operation, maintenance and repair of the parking lot and all common areas (including landscaped areas), including, but not limited to lighting, snow removal, and salary of attendants, and the cost of maintenance and lighting a common shopping center sign, an administrative fee to Landlord equal to ten per cent (10%) of the total costs for common area maintenance , and such expenses shall be prorated to Tenant in the same proportion that the gross floor area of the demised premises bears to the total gross floor are of the Shopping Center.

      18. AWNINGS: No awnings shall be installed or replaced at or on the demised premises without the written consent of Landlord being first obtained.

      19. LIGHTING: Tenant hereby agrees to keep the interior of the demised premises lighted to a reasonable extent of full lighting intensity and the exterior neon and/or other electric signs in operation during the hours from dusk to 10:00 P.M. on each and every day of the year during the term hereof.

      20. HOLDOVER: In the event Tenant remains in possession of the demised premises after the expiration of this Lease, Tenant shall be deemed to be occupying said premises as a Tenant from month to month at a monthly rental equal to the monthly base rental, and otherwise subject to all of the conditions, provisions and obligations of this Lease insofar as the same are applicable to a month-to-month tenancy.

      21. REMOVAL OF FIXTURES: Tenant, if he shall not be in default under any of the terms and provisions of this Lease, may, at the expiration of the term hereof, remove any store and light fixtures installed and paid for by him, provided that Tenant shall at his own expense, immediately repair any and all damage to the premises occasioned by said removal and restore the demised premises to as good condition as when received by Tenant, ordinary wear and tear excepted.

      22. MERCHANTS ASSOCIATION: Tenant shall become and remain during the entire term of this Lease, an active member of the Merchants Association, a non-profit corporation established by the Merchants doing business in the Shopping Center for the purpose of arranging for and carrying our center-wide advertising and promotional campaigns; establishment of common night opening dates and hours; lending assistance to Landlord in the enforcement of parking regulations and regulations concerning other "common areas" in said Center; and all other such activities as may from time to time be determined by the Association as worthy of community interest and control, all such matters to be subject to the approval of Landlord. Tenant agrees to abide by the provisions of the Constitution of Articles of Incorporation and By-Laws duly enacted by a majority vote of the membership of the Merchants Association and to pay monthly dues to said Association in an amount which has been approved by a majority vote of the members of the Merchants Association at a regular or a special meeting duly called and with a quorum present, and provided that the consent of the Landlord shall have been obtained. A violation of the provisions of this paragraph shall constitute a material breach of this Lease and the provisions of this paragraph shall run to the benefit of and be enorceable by Landlord and by the Merchants Association or by either one of them.

      23. ADVERTISING:  (Omitted)

      24. RULES AND REGULATIONS: Landlord reserves the right to adopt and promulgate rules and regulations applicable to the demised premises and the Shopping Center and from time to time to amend or supplement said Rules and Regulations. Notice of such Rules and Regulations, and amendments and supplements shall be given to the Tenant and Tenant agrees to comply with and observe such rules and regulations and amendments thereto and supplements thereof; provided, the same shall apply uniformly to all tenants of the Shopping Center.

      25. SUBORDINATION: This Lease is subject and subordinate to all present mortgages or Deeds of Trust covering the demised premises and shall, without execution of any further instrument, be subordinated to all renewals or extensions thereof, and to any Deed of Trust or mortgages, which may hereafter, from time to time, be executed affecting the same, and Tenant agrees to execute any and all documents necessary or appropriate or as may be requested by a lender or lenders.

      26. DEFAULT, BANKRUPTCY AND WAIVER: Tenant shall be in default of this Lease if any of the following events occur:

      A. If default shall be made in the payment of any rent, taxes, insurance premiums or other sums required to be paid by Tenant under this Lease, and such default shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant;

      B. If default shall be made in the performance of any of the terms or conditions of this Lease other than those referred to in the foregoing Paragraph A, and such default shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant;

      C. If Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file a petition or application seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself under any present or future federal, state or other statutes, laws or regulations, or if Tenant shall seek or consent to or acquiesce in the appointment of any Trustee, receiver, or liquidator of Tenant or of all or any substantial part of its properties or the leased premises;

      D. If a petition shall be filed against Tenant seeking a bankruptcy, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future federal, state or other statute, laws or regulations and shall remain undismissed for an aggregate of ninety (90) days, or if any Trustee, receiver, or liquidator of Tenant of all or a substantial part of its property or the demised premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated for an aggregate on ninety (90) days;

      If tenant is in default as provided in Paragraph A, B, C, or D above, Landlord shall have the option, without further notice to Tenant or further demand for performance:

      (1) To institute a suit against Tenant to collect each installment of rent or other sum(s) as may become due or to enforce any other obligations under this Lease; or

      (2) As a matter of right to procure the appointment of a receiver by any Court of competent jurisdiction upon ex parte application and without notice, notice being hereby waived. All rent, issues and profits, income and revenue from the demised premises shall be applied by such receiver to payment of rent, together with any other obligations of Tenant under this Lease; or

      (3) To re-enter and take possession of the demised rpemises and to remove Tenant and Tenant's agents and employees therefrom, and either:

           (a) Terminate this Lease and sue Tenant for damages occurring prior to the date of such termination, for breach of the obligations of tenant under this Lease; or

           (b) Without terminating this Lease, relet, assign or sublet the demised premises for the account of Tenant in the name of Landlord or otherwise, upon the best terms and conditions Landlord may make with the new Tenant for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and upon such terms and conditions as Landlord, in his uncontrolled discretion, may determine, and collect and receive the rents therefor, provided Landlord shall in no way be responsible or liable for any failure to relet the demised premises or any part thereof, or for any failure to collect any rent due upon such reletting. In this event the rents received on such reletting shall be applied first to the expenses of reletting and collection, including without limitation all repossession costs, reasonable attorneys' fees and any real estate commission paid, alteration costs and expenses of the preparation of said demised premises for reletting and thereafter toward payment of the rental and any other amounts payable by Tenant under this Lease. If the sum realized shall not be sufficient to pay such rent and other charges, within five (5) days after demand, Tenant shall pay Landlord any such deficiency as it accrues. Landlord may sue Tenant therefor as each deficiency shall arise if Tenant shall not pay such deficiency within the time limit.

      In the event Landlord elects to re-enter or take possession of the demised premises, Landlord may enter upon and re-enter the demised premises, by force, summary proceedings, ejectment or otherwise, and dispossess Tenant and remove Tenant, and may have, hold and enjoy the demised premises and the rights to receive all rental income of and from the same.

      No such re-entry or taking possession by Landlord shall be construed as an election on Landlord's part to terminate and surrender this Lease unless a written notice of such intention is served upon Tenant.

      In the event of default by Tenant, tenant shall pay to Landlord all of Landlord's attorneys' fees, expert witness fees and court costs incurred in connection with the default.

      In the event Landlord elects not to pursue any of the foregoing remedies, Landlord shall not thereby be precluded from pursuing aany other remedy now or hereafter existing at law or in equity.

      27. NOTICES: All notices required by law or by this Lease to be directed by Landlord to Tenant shall be deemed to have been given when mailed by Certified Mail, Return Receipt Requested, to Tenant at the following address:

      Michael C. Gilliland
      Elizabeth C. Cook
      Wild Oats Market
      1668 Valtec Lane
      Boulder, Colorado 80301

Likewise, all notices required to be directed by Tenant to Landlord shall be deemed to have been given when mailed by Certified Mail, Return Receipt Requested, to Landlord at the following address:

      Rose Realty & Management Co.
      P.O. Box 720
      Denver, Colorado

      28. WAIVER: One or more waivers of any covenant or condition by either party shall not be construed as a waiver of a subsequent breach of the same covenant or condition, and a consent or approval to or any act requiring consent or approval shall not be deemed to waive or render unnecessary such consent or approval to or of any subsequent similar act.

      29. PARTIAL INVALIDITY: If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and shall be enforced to the fullest extent permitted by law.

      30. RECORDING: Tenant shall not record this Lease without the written consent of Landlord; however, upon the request of either party hereto the other party shall join in the execution of a memorandum or "short form" of this Lease for the purposes of recordation. Said memorandum or short form of this Lease shall describe the parties, the demised premises and the term of this Lease and shall incorporate this Lease by reference.

      31. ASSIGNMENT AND SUBLEASE: Tenant shall not sublet any part of the demised premises or assign this Lease or any interest therein, without the written consent, which consent shall not be unreasonably witheld, of the Landlord first being obtained and Tenant shall remain liable for the performance of this Lease and the payment of rent hereunder after this Lease has been so assigned or sublet. In the event the Landlord consents to an assignment of sublease of the within Lease at a rental in excess of the rental provided for in Paragraph 2 of the within Lease, the Landlord would receive such excess rent. In the event the landlord consents to an assignment of the within Lease upon the same terms as now provided in said Lease, or modified, or executes a new lease for the purchaser of Tenant's business carried on in the demised premises, Tenant agrees to pay to the Agent of Landlord upon the execution of said instrument of Assignment of Lease, as compensation to the Agent for services rendered in connection therwith, a fee of one thousand dollars.

      32. CANCELLATION:  (Omitted)

      33. REPRESENTATIONS: Tenant hereby declares that in entering into this Lease he relied solely upon the statements contained in this Lease and fully understands that no agent so r representatives of Landlord have authority to in any manner change, add to or detract from the terms of this Lease.

      34. LEASE BINDING: All of the covenants and agreements in this Lease contained shall be binding upon and inure to the benefit of the heirs, assigns, successors, and legal representatives of the parties hereto or any person claiming by, through or under either of them.

      35. LIENS: Tenant agrees to keep all of the demised premises and every part thereof and all buildings and other improvements theron free and clear of and from any and all mechanics', materialmen's and other liens for work or labor done, services performed, materials, appliances, transportation or power contributed, used or furnished to be used in or about the demised premises to or on the order of Tenant, and at all times Tenant shall promptly and fully pay and discharge any and all claims upon which any such lien may or could be based; and Tenant shall save and hold Landlord and all of the demised premises and all buildings and improvements theron free and harmless of and from any and all such liens and claims of liens and suits or other proceedings arising out of materials or services furnished to or on the order to Tenant. Tenant agrees to give Landlord written notice not less than ten (10) days in advance of the commencement of any construcion, alteration, addition, improvement, or installation in excess of $3,000.00 in order that Landlord may post appropriate notices of Landlord's non-liability. No mechanics' or materialmen's liens or mortgages, deeds of trust, or other liens of any character whatsoever created or suffered by Tenant shall in any way, or to any extent, affect the interest or rights of Landlord in any buildings or other improvements on the demised premises, or attach to or affect Landlord's title to or rights in the demised premises. Tenant further agrees that prior to making any payment to a contractor, subcontractor, materialman or any other person or entity furnishing materials or rendering services or labor benefitting the demised premises, the Tenant shall obtain a lien waiver from the person or entity so paid. Where by the terms of this lease agreement or any Rider or Addendum thereto the Landlord has agreed to pay to or on the account of Tenant, money to be used in the alteration or improvement of the demised premises, the Landlord shall, likewise, require lien waivers prior to making any such payment to or on the account of the Tenant. The requirements of this paragraph shall be reflected in all contracts pertaining to the alteration of improvement of the demised premises. Failure to comply with any of the provisions of this paragraph may, at the option of the Landlord, be deemed a breach of lease.

      36. INSURANCE: Tenant agrees to pay additional rent equal to any increase in fire insurance premiums that may be charged during the term of this Lease on the amount of insurance carried by Landlord on said total premises where such increase results from the business carried on by Tenant on the demised premises, whether or not Landlord has consented to the same. Tenant shall not install any electrical equipment that overloads the wiring, panels, etc., in the demised premises. Tenant shall make at his own expense whatever changes are necessary and to comply with the requirements of the Insurance Underwriters or the governmental authorities having jurisdiction. Tenant agrees to carry comprehensive general liability insurance and the Landlord shall be so named as an additional insured in any such policies with a combined single limit of ONE MILLION AND NO/100 Dollars ($1,000,000.00). If the tenant uses in the demised premises any kind of steam or other high pressure boiler which presents any possibility of damage to the demised premises or adjoining premises or the life or limb of persons within such premises, Tenant agrees further to carry appropriate boiler insurance in an amount not less than $ (N/A) to indemnify both Tenant and Landlord against loss resulting from any explosion or other damage of liability. Tenant shall supply to Landlord certificates of insurance showing the liability insurance coverage, and throughout the term hereof, certificates of renewals of such policies. Said certificate shall provide that the insuror shall give to Landlord ten (10) days written notice prior to cancellation of said policy. In the event Tenant fails to secure such insurance or to give evidence to Landlord of such insurance by depositing with Landlord certificates as above provided, Landlord may purchase such insurance in Tenant's name and charge Tenant the premiums therefor. Tenant shall carry insurance to cover all plate glass in the demised premises, insuring the same against breakage or other damage from any cause whatsoever and shall supply the Landlord with a Certificate of said insurance including all renewals thereof curing the term hereof. However, Landlord may insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises for and in the name of Landlord. Bills for the premiums therefor shall be rendered by Landlord to Tenant at such times as Loanlord may elect, and shall be due from, payable by, Tenant when rendered, and the amount therof shall be deemed to be, and to be paid as, additional rent.

      37. REAL ESTATE AND PROPERTY INSURANCE: In addition to the Minimum Rent provided in Paragraph 2 above, and commencing at the same time as any rental commences under this Lease Tenant shall pay to Landlord the following items:

      A. All real estate taxes and insurance premiums on the Premises, including land, building, and improvement thereon. Said real estate taxes shall include all real extate taxes and assessments that are levied upon and/or assessed against the Premises, including any taxes which may be levied on rents. Said insurance shall include all insurance premiums for fire, extended coverage, liability, and any other insurance that Landlord deems reasonably necessary on the Premises. Said taxes and insurance premiums for purpose of this provision shall be apportioned in accordance with the gross floor area of the premises as it relates to the total gross floor area of the Shopping Center, provided, however, that if any tenants in said building or buildings pay taxes directly to any taxing authority or carry their own insurance, as may be provided in their leases, their square footage shall not be deemed a part of the floor area.

      B. Upon commencement of rental Landlord shall submit to Tenant a statement of the anticipated monthly charges and Tenant shall pay these charges on a monthly basis concurrently with the payment of the rent. Tenant shall continue to make said monthly payments until notified by Landlord of a change thereof. Each year Landlord shall give Tenant a statement showing the total charges for the Shopping Center for the prior accounting year and Tenant's allocable share thereof. In the event the total of the monthly payments which Tenant has made for the prior accounting year be less than the Tenant's actual share of such charges, then the monthly charges then coming due shall be Increased accordingly. Any overpayment by Tenant shall be credited toward the monthly charges next coming due. The actual charges for the prior year shall be used for purposes of calculating the anticipated monthly charges for the then current year with actual determination of such sharges after each accountaing year as above provided. Even though the term has expired and Tenant has vacated the premises, when the final determination is made of Tenant's share of said charges for the year in which this Lease terminates, Tenant shall immediately pay any increase due over the estimated charges previously paid and, conversely, any overpayment made shall be immediately rebated by Landlord to timely Tenant. Failure of Landlord to submit timely statements as called for herein shall not be deemed to be a waiver of Tenant's requirement to pay sums as herein provided.

      38. RIDER: A rider consisting of 3 pages, with Paragraphs numbered consecutively 1 through 14 is attached hereto and made a part hereof.

      This document has been prepared for submission to the parties and their attorneys for their approval. No representation or recommendation is made by the Agent as to the legal sufficiency, legal effect or tax consequences of this document or the transaction relating thereto.

      39. This lease form is submitted by the agent of the Owner of the subject premises and the parties and their attorneys for their review and is not to be considered as an offer to lease. Lessee's execution and return of this lease form within ten (10) days shall constitute an offer to lease, which shall not be deemed accepted until approved and executed by the Owner.


IN WITNESS WHEREOF, the parties hereto have executed this lease.

LANDLORD:  SKUNK CREEK INVESTORS
Document shows signature of James A. Swanson, dated October 2, 1995

TENANT:  WILD OATS MARKETS, INC.
Document shows signature of Michael C. Gilliland, President, dated November 2, 1995, and of Elizabeth C. Cook, Vice- President, dated October 2, 1995

                                     RIDER

       TO THE LEASE DATED AUGUST 8, 1995 BY AND BETWEEN SKUNK CREEK INVESTORS, LANDLORD, AND WILD OATS MARKETS, INC., TENANT, FOR PREMISES LOCATED IN BASEMAR SHOPPING CENTER, MORE COMMONLY KNOWN AND NUMBERED AS 2584-2590-2592-2598 BASELINE ROAD AND 645-649 27TH STREET, BOULDER, COLORADO 80303.

1. Minimum Rent. Minimum rent for the term of the above-mentioned Lease, based on 21,539 square feet, shall be paid as follows:

          a)  April 1, 1997 to April 1, 1999 (Years 1 and 2)
                 $ 180,927.60 per year
                    15,077.30 per month
                        8.40 per square foot

          b)  April 1, 1999 to April 1, 2001 (Years 3 and 4)
                 $ 199,235.75 per year
                    16,602.98 per month
                        9.25 per square foot

          c)  April 1, 2001 to April 1, 2003 (Years 5 and 6)
                 $ 218,620.85 per year
                    18,218.41 per month
                        10.15 per square foot

          d)  April 1, 2003 to April 1, 2005 (Years 7 and 8)
                 $ 241,236.80 per year
                    20,103.07 per month
                        11.20 per square foot

          e)  April 1, 2005 to April 1, 2007 (Years 9 and 10)
                 $ 264,929.70 per year
                    22,077.48 per month
                        12.30 per square foot

          f)  April 1, 2007 to April 1, 2009 (Years 11 and 12)
                 $ 290,776.50 per year
                    24,231.38 per month
                        13.50 per square foot

          g)  April 1, 2009 to April 1, 2011 (Years 13 and 14)
                 $ 319,854.15 per year

                    26,654.52 per month
                        14.85 per square foot

          h)  April 1, 2011 to April 1, 2012 (Year 15)
                 $ 352,162.65 per year
                    29,346.89 per month
                        16.35 per square foot

2. Tenant accepts Units 2594 and 2598 in absolutely "as-is" condition. Any and all reconstruction and/or remodelling shall require Landlord's prior written approval of plans and specifications and shall be done at Tenant's sole expense and shall be in strict conformance with all applicable building codes and regulations.

3. Tenant shall place all utilities for Units 2594 and 2598 in its name and shall bebin paying all utility charges for said units effective April 1, 1997. In the event Tenant exercises its option to lease Unit 651 27th Street, Tenant shall place all utilities for Unit 651 in its name and begin paying all utility charges effective September 1, 1998.

4. Reference is made to Paragraph 11. Use of Premises to the above-mentioned Lease. Tenant shall use a maximum of fifty square feet for the display and sale of fresh and/or frozen meats and poultry.

5. Reference is made to Paragraph 14. Signs of the above-mentioned Lease. Landlord agreed that Tenant may install interior window signs without seeking Landlord's approval in each instance. However, Landlord retains the right of final approval in the event Landlord deems said signage overdone or objectionable.

6. Landlord agrees that Tenant may utilize the sidewalk in front of the demised Premises for merchandise display without seeking Landlord's approval in each instance. However, Landlord retains the right of final approval in the event Landlord deems said display overdone or objectionable. Tenant shall insure that said merchandise and/or any other use shall not prevent a reasonable and easy flow of pedestrian traffic across the front of the store. Tenant shall be responsible for keeping the merchandise area free from trash, debris, and obstacles that may endanger the public. Tenant shall assume all liability and shall provide Landlord with documentation of liability insurance for the merchandise display area in front of the demised Premises.

         Tenant may utilize the patterned concrete area between the sidewalk and the parking lot in front if its Premises for tables and chairs for customers. Tenant shall keep, at all times, this area neat, clean, and free from all trash and debris. Tenant shall assume all liability and shall provide Landlord with documentation of liability insurance for the area utilized for said tables and chairs. If, at any time, Landlord deems the tables and chairs to be unsightly of unkempt, Landlord shall have the right to cancel the use of the area for tables and chairs.

7. Tenant shall maintain the alley between the primary store and the 27th street store in neat and clean condition at all times and shall comply with sanitary standards.

8. Tenant shall maintain the outside of the 27th Street building, both front and rear, in a clean, neat, and sanitary manner and shall have nothing stacked or stored on the sidewalks or in the drive areas or in parking spaces.

9. At no time shall Tenant's trucks block ingress or egress through the front drive of the 27th Street building. Should such blocking occur and any customer or other tenant of the shopping center request that trucks be moved, they will be moved immediately. In no case shall the loading or unloading operation take more than thirty minutes at a time.

10. All fumes from the warehouse, commissary, and bakery areas shall be vented so as to cause no problems with any other tenant. Should anyone complain about fumes or odors, Tenant shall immediately correct the situation by preoper venting.

11. All garbage from the commissary, bakery, and warehouse areas shall be placed in bound-up plastic bags inside a covered container. Said garbage shall be emptied daily.

12. Tenant shall have a one-time option to lease Unit 651 27th Street (presently Pizza Street) of approximately 1,225 square feet. The Pizza Street lease expires September 1, 1998. In order to give Pizza Street sufficient time to relocate, Tenant shall exercise its option to lease sufficient time to relocate, Tenant shall exercise its option to lease Unit 651 27th Street by no later than September 1, 1997. In the event Tenant does not notify Landlord, in writing by September 1, 1997, of its intent to lease Unit 651, then this one-time option shall be null void, and of no effect.

         In the event Tenant leases 651, the lease shall commence September 1, 1998 and shall expire April 1, 2012. Throughout the term of the lease for Unit 651, minimum rent shall be at the per-square-foot rates charged in Paragraph 1 of this Rider.

13. It is understood that there is presently in force a lease dated June 18, 1991 for Units 2584-2590-2592 and a lease dated June 16, 1993 for Units 645-649 27th Street, by and between Skunk Creek Investors, Landlord, and Wild Oats Markets, Inc., Tenant. Effective April 1, 1997, the above-mentioned leases shall be cancelled and simultaneously this Lease, dated July 21, 1995, shall be in full force and effect.

14. Landlord shall be responsible for the replacement of existing heating and air-conditionaing units which become unrepairable in Unit 2594 and in Unit 2598, provided that Tenant has had a preventive maintenance contract covering this equipment throughout the term of this Lease with a qualified heating and air-conditioning contractor and provided contractor has made quarterly inspections of the equipment, which quarterly inspections are documented. In the event Tenant does not have said preventive maintenance contract, then Tenant shall be fully responsible for all replacement of said equipment which becomes unrepairable. Responsibility of Landlord for replacement of said equipment shall apply only when it becomes necessary to replace an entire heating and/or air-conditionaing unit and not individual parts of units. Landlord warrants the heating and air-conditioning equipment in Units 2594 and 2598 to be in good condition at commencement of this Lease.

                                  EXHIBIT "A"

Exhibit "A" shows a map of Basmar Shopping Center, extending from Broadway to 27th Street along Baseline Road, including the Premises described above and adjacent Premises and parking areas.

                                  EXHIBIT "B"


   TO THE LEASE DATED AUGUST 8, 1995, BY AND BETWEEN SKUNK CREEK INVESTORS, LANDLORD, AND WILD OATS MARKET, INC., TENANT, FOR PREMISES LOCATED IN BASEMAR SHIPPING CENTER, MORE COMMONLY KNOWN AND NUMBERED AS
   2584-2590-2592-2594- 2598 BASELINE ROAD AND 645-649 27TH STREET, BOULDER,
   COLORADO

Sign Criteria for Basemar Center, Boulder


Type and Color

Individual letters and logo emblems shall consist of individual pan channel letters mounted on raceway, internal illumination with white plexiglass face or pale yellow plexiglass face for all buildings. Bronze edge trim, sides, and raceway color to match anodized aluminum fascia backgrounds. Trademank colors or logos other than white or yellow will be subject to prior approval by the owner or designated representative.

Location of Signs

All signs shall be mounted on the dark brown anodized aluminum band located along the buildings fascia or parapet above the space leased. Letters, emblems, or logos may not extend above or below the fascia band.

Non-illuminated suspeded signs no larger than five (5) sq. ft. per side may be located along walkways where wall signs cannot be viewed by pedestrians. Such signs shall provice 8'-0" headroom.

Window signs will be allowed as per the City of Bulder Sign Code.

Length and Areas of Signs

Maximum wall sign height will not exceed thirty (30) inches for a single or multiple line of copy.

Maximum length of coverage shall not exceed the linear frontage of the leased space.

Maximum area of wall signage shall not exceed 1.5 sq. ft. per lineal foot of frontrage of the leased area.

Approval Process

All signs must be approved by the authorized representative of the owner. All signs must be installed to City of Boulder Sign Code standards and installed by a licensed sign contractor. All fees, fabrication costs, and erection costs shall be paid by the lessee. All signs requiring a permit issued by the City of Boulder shall have same prior to installation.


SKUNK CREEK INVESTORS
Document shows signature of James A. Swanson, Owner and Partner, dated June 21, 1984

                                  EXHIBIT "C"

Exhibit "C" is a three page exhibit showing floorplans of premises to be leased. Page one shows 2584-2590-2592 Baseline Road, ground floor, page two shows the second floor above the same ground area, and page three shows 645-649 27th Street.

                               GUARANTEE OF LEASE

In consideration of the approval by the Landlord of that certain Shopping Center Lease dated August 8, 1995 by and between Skunk Creek Investors, as Landlord, and Wild Oats Markets, Inc., as Tenant, for certain premises of approximately 21,539 square feet, located at 2584-2590-2592-2594-2598 Baseline Road and 645-649 27th Street, Boulder, Colorado, in Basemar Shopping Center, the undersigned individual (hereinafter called "Guarantor") individually guarantees the timely payment of all rent due from Tenant to Landlord and the timely and proper performance of all other obligations of Tenant to Landlord. The guarantee shall apply until April 1, 2001, or until the annual sales volume of Wild Oats Market, Inc. shall reach $250,000,000 per year verified by an outside audit. Guarantor waives notice of default by Tenant and agrees that Guarantor shall be responsible for ascertaining whether Tenant is performing its obligations. Guarantor consents to any extension or extensions of rent or performance of other obligations of Tenant and consents to reductions in the rent due or other obligations due from Tenant. In the event of default by Tenant, Landlord may, at its option, without terminating the obligation of the Guarantor, re-enter the premises and re-let the premises, and Guarantor shall be liable for any deficiency of the rent received from such re-letting from the rent and other obligations due from Tenant according to the terms of the Lease. In the event of default by Tenant, Landlord shall have no obligation whatsoever to attempt to re-let the premises; and may leave the premises vacant and continue to collect the rent and other obligations due. Guarantor consents to any change in the character of the use of the premises and to any sublease or assignment of the Lease by Tenant; and to any assignments of the rents by Landlord or sale of the Landlord's interest in the premises, and agrees to be bound to Landlord's successors or assignees. In the event of default by Tenant, Landlord need not first exhaust Landlord's remedies against Tenant, but may proceed directly against Guarantor. Guarantor will pay Landlord's attorneys' fees, expert witness fees, and court costs incurred in the enforcement of Landlord's rights against Guarantor, together with all such fees and court costs incurred on account of any default by Tenant.

EXECUTED THIS 2nd DAY OF OCTOBER, 1995.
Document shows the signature as Guarantor of Elizabeth C. Cook

                               GUARANTEE OF LEASE

In consideration of the approval by the Landlord of that certain Shopping Center Lease dated August 8, 1995 by and between Skunk Creek Investors, as Landlord, and Wild Oats Markets, Inc., as Tenant, for certain premises of approximately 21,539 square feet, located at 2584-2590-2592-2594-2598 Baseline Road and 645-649 27th Street, Boulder, Colorado, in Basemar Shopping Center, the undersigned individual (hereinafter called "Guarantor") individually guarantees the timely payment of all rent due from Tenant to Landlord and the timely and proper performance of all other obligations of Tenant to Landlord. The guarantee shall apply until April 1, 2001, or until the annual sales volume of Wild Oats Market, Inc. shall reach $250,000,000 per year verified by an outside audit. Guarantor waives notice of default by Tenant and agrees that Guarantor shall be responsible for ascertaining whether Tenant is performing its obligations. Guarantor consents to any extension or extensions of rent or performance of other obligations of Tenant and consents to reductions in the rent due or other obligations due from Tenant. In the event of default by Tenant, Landlord may, at its option, without terminating the obligation of the Guarantor, re-enter the premises and re-let the premises, and Guarantor shall be liable for any deficiency of the rent received from such re-letting from the rent and other obligations due from Tenant according to the terms of the Lease. In the event of default by Tenant, Landlord shall have no obligation whatsoever to attempt to re-let the premises; and may leave the premises vacant and continue to collect the rent and other obligations due. Guarantor consents to any change in the character of the use of the premises and to any sublease or assignment of the Lease by Tenant; and to any assignments of the rents by Landlord or sale of the Landlord's interest in the premises, and agrees to be bound to Landlord's successors or assignees. In the event of default by Tenant, Landlord need not first exhaust Landlord's remedies against Tenant, but may proceed directly against Guarantor. Guarantor will pay Landlord's attorneys' fees, expert witness fees, and court costs incurred in the enforcement of Landlord's rights against Guarantor, together with all such fees and court costs incurred on account of any default by Tenant.

EXECUTED THIS 2nd DAY OF OCTOBER, 1995.
Document shows the signature as Guarantor of Michael C. Gilliland